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                                                                    EXHIBIT 99.1

[CAPSTONE TURBINE CORPORATION LETTERHEAD]



FOR IMMEDIATE RELEASE

                RICHARD ATKINSON NAMED TO CAPSTONE TURBINE BOARD

CHATSWORTH, CALIF--Dec. 9, 2005-- Capstone Turbine Corporation(R)
(www.microturbine.com; Nasdaq: CPST), the world's leading manufacturer of microturbine energy systems, announced today Richard Atkinson has been appointed to Capstone's Board of Directors. Atkinson is Vice-President, CFO and Corporate Secretary of Pope & Talbot, a wood and pulp products business headquartered in Portland, Oregon.

Before joining Pope & Talbot two years ago, Atkinson was with Sierra Pacific Resources for more than 20 years, most recently as its Vice-President, CFO and Treasurer. Sierra Pacific Resources is the holding company for Nevada Power and Sierra Pacific Power, which provide electric service to most of the state of Nevada and portions of eastern California. Sierra Pacific Power is also an interstate natural gas transmission line originating in Oregon and is a supplier of natural gas to the Reno- Sparks region.

"We are very pleased to have Richard join the Board of Capstone. His many years of experience in corporate financial management and his background in the energy industry make Richard a valuable addition to our Board," said Eliot Protsch, Chairman of Capstone's Board of Directors.

Atkinson commented, "It is a great honor to become a member of the Board of Directors of Capstone Turbine Corporation and to become a part of the company's future course to success as the world's leading purveyor of reliable, clean and efficient small-scale distributed generation systems."

ABOUT CAPSTONE TURBINE
Capstone Turbine Corporation (www.microturbine.com; Nasdaq: CPST) is the world's leading producer of low-emission microturbine systems, and was the first to market commercially viable microturbine energy products. Capstone Turbine has shipped more than 3,200 Capstone MicroTurbine systems to customers worldwide. These award-winning systems have logged more than 10 million documented runtime operating hours. Capstone Turbine is a member of the U.S. Environmental Protection Agency's Combined Heat and Power Partnership, which is committed to improving the efficiency of the nation's energy infrastructure and reducing emissions of pollutants and greenhouse gases. A UL-Certified ISO 9001:2000 certified company, Capstone Turbine is headquartered in the Los Angeles area with sales and/or service centers in New York, Mexico City, Milan, Shanghai and Tokyo.

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This press release contains "forward-looking statements," as that term is used in the federal securities laws, with regard to, among other things, the future success of Capstone. Forward-looking statements may be identified by words such as "expects", "objectives," "intend," "targeted," "plan," "driving to" and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone's filings with the Securities and Exchange Commission that may cause Capstone's actual results to be materially different from any future results expressed or implied in such statements. Capstone cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Capstone undertakes no obligation, and



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specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

"Capstone Turbine Corporation" and "Capstone MicroTurbine" are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

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CONTACT:   Investor and Investment Media: Alice Barsoomian, 818-407-3628
           General Media: Keith Field, 818-407-3615


KEYWORD: CALIFORNIA
INDUSTRY KEYWORD: ENERGY, UTILITIES, TECHNOLOGY, OIL/GAS, FORESTRY